DECIDE WITH CONFIDENCE

Contacts:
Yvette Rudich (Media)	Kathy Guinnessey (Investors/Analysts)
rudichy@dnb.com	Guinnesseyk@dnb.com
973.921.5986	973.921.5665

D&B Announces Strong Third Quarter Results and Confirms Guidance

•	EPS up 20 Percent Before Non-Core Gains and Charges; Up 71 Percent on a GAAP Basis
•	Core Revenue up 9 Percent (up 8 Percent before Foreign Exchange) Reflecting All Organic Revenue Growth
•	Total Revenue on a GAAP Basis was Flat, Reflecting the Impact of Divested Businesses (down 2% Percent before Foreign Exchange)
•	Provides Update on Financial Flexibility Initiative — Enters into an Outsourcing Arrangement with IBM

Short Hills, NJ —October 20, 2004 — D&B (NYSE: DNB), the leading provider of global business information, tools, and insight today reported results for the third quarter ended September 30, 2004.

“As we continue to transform D&B, this quarter’s progress clearly demonstrates that our Blueprint for Growth strategy is working,” said Allan Loren, chairman and chief executive officer of D&B. “By focusing on improving our leadership, and in particular leading through change, we have been able to continually meet our shareholder commitments. The progress we experienced this quarter was made possible by the dedication of our team members worldwide who are committed to creating value for customers and shareholders alike.”

Third Quarter 2004 Results

The Company reported diluted earnings per share for the quarter, before non-core gains and charges, of 65 cents, up 20 percent from 54 cents in the prior year quarter. On a GAAP basis, diluted earnings per share were 65 cents, up 71 percent from 38 cents in the prior year quarter. See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.

Core revenue for the quarter was $333.2 million, a 9 percent increase compared with the prior year quarter. Core revenue was up 8 percent before the effect of foreign exchange with all of the increase due to organic growth.

“Our DUNSRight™ quality process, which powers our portfolio of customer solution sets, provides our customers with unparalleled business insight, so they can make confident business decisions,” said Steve Alesio, president and chief operating officer. “The power of DUNSRight™ combined with our team members’ leadership enabled us to deliver our fifth consecutive quarter of organic revenue growth.”

Core revenue results reflected the following by product line:

•	Risk Management Solutions revenue of $226.5 million, up 8 percent (up 6 percent before the effect of foreign exchange);
•	Sales & Marketing Solutions revenue of $84.9 million, up 9 percent (up 8 percent before the effect of foreign exchange);
•	Supply Management Solutions revenue of $8.9 million, up 2 percent (up 1 percent before the effect of foreign exchange); and
•	E-Business Solutions revenue of $12.9 million represented the results of Hoover’s, Inc., which was up 54 percent, (including 35 points of growth, which was before the effect of purchase accounting on 2003 results).

See attached Schedule 4 for further details on revenue by product line.

Total revenue for the quarter, which included the results of divested businesses, was $333.2 million. This result was flat compared to total revenue in the year ago quarter and down 2 percent before the effect of foreign exchange, as 2003 revenue

D&B 2/10

included $27.9 million of revenue from businesses that were divested over the past year. See attached Schedule 2 for a reconciliation of core and total revenue.

Operating income for the third quarter was $75.6 million, up 9 percent from the year ago period, before non-core charges in both years. Both the North America and International segments contributed to the growth in operating income. These increases were partially off-set by investments in both re-engineering and Sarbanes-Oxley requirements.

On a GAAP basis, operating income was $72.9 million, up 35 percent compared with $54.1 million in the same period last year. See attached Schedule 3 for a reconciliation of operating income before non-core gains and charges to operating income on a GAAP basis.

Net income for the quarter was $47.1 million, up 14 percent from $41.3 million in the prior-year period, before non-core gains and charges in both years. On a GAAP basis, net income was $47.5 million, up 65 percent compared with $28.8 million in the third quarter of 2003. See attached Schedule 3 for a reconciliation of net income before non-core gains and charges to net income on a GAAP basis.

Free cash flow for the first nine months of 2004 was $154.7 million, up 13 percent from the first nine months of 2003. Net cash flow provided by operating activities was $174.3 million for the first nine months of 2004, up 12 percent.

Free-cash flow for the first nine months of 2003 included $14 million of one-time benefits, consisting of $7 million of insurance proceeds related to the World Trade Center tragedy and a $7 million tax refund related to the spin-off of RH Donnelly in 1998.

The Company ended the quarter with $193.8 million of cash and cash equivalents. See attached Schedule 4 for a reconciliation of free cash flow to net cash provided by operating activities.

Share repurchases under the Company’s $200 million share repurchase program totaled $53.2 million during the quarter. Year-to-date, the Company has purchased $140.7 million and as previously announced, expects to complete this program by year end.

D&B 3/10

Web revenue was 81 percent at the end of September 2004. This was up from 80 percent at the end of June 2004 and 76 percent at the end of 2003.

Third Quarter 2004 Segment Results

North America

Total and core revenue for the third quarter was $247.8 million, up 8 percent from $229.2 million in the prior year quarter. North America’s revenue results included:

•	$155.8 million from Risk Management Solutions, up 4 percent;
•	$71.7 million from Sales & Marketing Solutions, up 12 percent;
•	$7.4 million from Supply Management Solutions, down 4 percent; and
•	$12.9 million from E-Business Solutions, which represented the results of Hoover’s, Inc., up 54 percent (including 35 points of growth, which was before the effect of purchase accounting on 2003 results).

See attached Schedule 5 for details of revenue by product line.

Operating income for the quarter was $82.4 million, up 9 percent from $75.3 million in the prior year quarter. The increase was primarily due to the increased revenue.

International

Core revenue for the third quarter was $85.4 million, up 14 percent from $75.2 million in the prior year quarter, and up 6 percent before the effect of foreign exchange. These International revenue results included:

•	$70.7 million from Risk Management Solutions, up 18 percent (up 10 percent before the effect of foreign exchange);
•	$13.2 million from Sales & Marketing Solutions, down 5 percent (down 13 percent before the effect of foreign exchange); and
•	$1.5 million from Supply Management Solutions, up 41 percent (up 33 percent before the effect of foreign exchange).

See attached Schedule 5 for further details on revenue by product line.

D&B 4/10

Total revenue for the quarter was $85.4 million, a 17 percent decrease from total revenue in the prior year quarter (down 23 percent before the effect of foreign exchange). Third quarter 2003 revenue included $27.9 million of revenue from businesses that were divested over the past year.

Operating income for the quarter was $12.1 million, up 13 percent from $10.8 million in the prior year quarter. This improvement in profitability was primarily due to a lower expense base associated with the Company’s Financial Flexibility program.

Financial Flexibility Initiatives

The Company continues to leverage its financially flexible business model to fund investments for growth and to create shareholder value through its process of continuous reengineering.

In April of this year, the Company outlined its financial flexibility initiatives for 2004. At that time, the Company announced that on an annualized basis, the financial flexibility initiatives for 2004 are expected to create approximately $80 million of savings, of which approximately $50 million will be generated this year. To implement these initiatives, the Company expects to incur transition costs of approximately $22 million. In addition, the Company expects to incur non-core charges totaling approximately $30 to $35 million pre-tax, primarily for severance and termination costs in 2004.

In conjunction with these initiatives, the Company announced today plans to outsource certain portions of its data acquisition and delivery, customer service, and financial processes to International Business Machines Corporation (IBM). By establishing this relationship with IBM, the Company expects to:

•	Enhance its DUNSRight™ quality process,

•	Improve the level of service it provides to customers, and

•	Reduce the costs associated with these functions.

As a result of this decision, the Company expects 750 positions globally to be eliminated, of which approximately 220 team members will transfer to IBM and will

D&B 5/10

be placed there for at least one year, with the opportunity to pursue available positions within IBM.

Team members not transferring to IBM will continue in their roles with D&B for a period of approximately three to six months. The Company will provide a severance and benefits package, and professional and personal support through on-site outplacement services as they transition out of the business, or work with them to explore other opportunities within D&B.

"Continuous reengineering is an integral part of our financially flexible business model, which enables us to invest for growth and create shareholder value,” said Loren. “While these initiatives will improve the performance of our business, we recognize this means change for our team members and we are committed to providing them with the help and support they need during the transition.”

For a more detailed discussion of this outsourcing plan, please see the Company’s Form 8K, filed today with the Securities and Exchange Commission.

Non-Core Gains and Charges

During the quarter, the Company recorded net pre-tax, non-core charges of $1.9 million as compared to net pre-tax non-core charges of $15.4 million in the third quarter of 2003.

The net, non-core charges in the third quarter of 2004 included a pre-tax, non-core charge of $2.7 million related to its financial flexibility initiatives in the third quarter of 2004, which was recorded within operating income as Corporate and other expense, and a pre-tax, non-core gain of $0.8 million, within Non-Operating Income (Expense)-Net, to reduce the second quarter of 2004 impairment charge, reflecting the fair market value of the Company’s Iberian operations at the end of the third quarter.

In the third quarter of 2003, the Company recorded pre-tax, non-core charges of $1.6 million related to the fourth phase of its financial flexibility initiatives and a $13.8 million non-core charge related to the monetization of real estate. The charges were recorded within operating income as corporate and other expense.

D&B’s restructuring charges may be viewed as recurring as they are part of each phase of its financial flexibility initiatives. In addition to reporting GAAP results, the

D&B 6/10

Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expense and may have a disproportional positive or negative impact on the results of its ongoing underlying business operations. See section entitled “Use of Non-GAAP Financial Measures”.

Confirms Full Year 2004 Outlook

The Company confirmed the following guidance:

•	Full year diluted EPS of $2.81 to $2.91 on a GAAP basis, up 22 percent-27 percent,
•	Full year diluted EPS of $2.94 to $2.99, up 16 percent -18 percent before non-core gains and charges of $0.08 to $0.13,
•	Core revenue growth of 6 percent-8 percent, before the effect of foreign exchange,
•	The Company does not provide revenue growth guidance on a GAAP basis because D&B is unable to predict the future movement of foreign exchange rates,
•	Free cash flow of $230 to $245 million, before any final settlement of tax matters discussed in the Company’s second quarter Form 10Q.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the Schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange, organic revenue growth and each of operating income, net income and diluted earnings per share before non-core gains and charges, and free cash flow. Please see the Company’s Form 8-K filed July 19, 2004 with the Securities and Exchange Commission for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors.

D&B 7/10

Third Quarter Teleconference

D&B will review its third quarter financial results and 2004 outlook in a conference call with the investment community on Thursday, October 21, 2004, at 11:00 a.m. EDT. The live audio, as well as a replay of the conference call and other related information, can be accessed on D&B’s Investor Relations Web site at http://investor.dnb.com.

A replay of the conference call will be available within 24 hours of the conclusion of the call at http://investor.dnb.com.

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About D&B

D&B (NYSE: DNB), the leading provider of global business information, tools, and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight ™ quality process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability, D&B Sales & Marketing Solutions to increase revenue from new and existing customers, and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. D&B’s E-Business Solutions help customers convert prospects to clients faster. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

The section entitled “Full Year 2004 Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

D&B 8/10

Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior. The Company’s results are also dependent upon its continued ability to:

•	reallocate expenses to invest for growth through its financial flexibility program;

•	accurately forecast cost increases associated with increasing revenue growth;

•	accurately forecast the cost of increasing regulatory requirements, such as Sarbanes-Oxley requirements;

•	invest in its database and maintain its reputation for providing reliable data;

•	execute on its plan to improve the business model of its International segment and thereby improve its global data quality while realizing improved financial performance in that segment;

•	rely on its customers’ belief in the value of the DUNSRightTM quality process as a key driver of revenue growth;

•	manage employee satisfaction and maintain its global expertise as it implements its financial flexibility program;

•	protect against damage or interruptions affecting its database or its data centers; and

•	develop new products or enhance existing ones to meet customer needs.

The Company is also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements. Its results are also dependent upon the availability of data from its database and the ability of its strategic partners to fulfill their contractual obligations to satisfy the Company’s customers and promote and protect the D&B brand. In addition, the Company’s ability to repurchase shares is subject to market conditions, including trading volume in the Company’s stock. Developments in any of these areas could cause actual results to differ materially from those that have been or may be projected. The Company’s projection for free cash flow in 2004 is dependent upon the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to tax matters and legal proceedings involving the Company as more fully described in the Company’s filings with the SEC.

D&B 9/10

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”),” and the subsection entitled “Trends, Risks and Uncertainties” in the MD&A. Copies of the Company’s Annual Report on Form 10-K are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements.

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D&B 10/10

Schedule 1

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

	Quarter Ended					Year-to-Date
	September 30,		AFX	Effects of Foreign	BFX	September 30,		AFX	Effects of Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$247.8	$229.2	8%	0%	8%	$743.7	$685.0	9%	0%	9%
International	85.4	75.2	14%	8%	6%	258.1	218.1	18%	11%	7%

Core Revenue	333.2	304.4	9%	1%	8%	1,001.8	903.1	11%	3%	8%
Divested Businesses (1)	—	27.9	N/M	N/M	N/M	24.7	78.9	-69%	3%	-72%

Total Revenue	$333.2	$332.3	0%	2%	-2%	$1,026.5	$982.0	5%	4%	1%

Operating Income (Loss):
North America	$82.4	$75.3	9%			$242.9	$224.0	9%
International	12.1	10.8	13%			39.4	28.5	38%

Total Divisions	94.5	86.1	10%			282.3	252.5	12%
Corporate and Other (2)	(21.6)	(32.0)	33%			(79.3)	(81.7)	3%

Operating Income	72.9	54.1	35%			203.0	170.8	19%

Interest Income	2.1	1.1	95%			6.0	2.7	N/M
Interest Expense	(4.9)	(4.8)	-1%			(14.5)	(14.0)	-4%
Other Income (Expense) — Net (3)	2.3	(3.2)	N/M			19.4	2.9	N/M

Non-Operating Income (Expense) — Net	(0.5)	(6.9)	93%			10.9	(8.4)	N/M

Income before Provision for Income Taxes	72.4	47.2	54%			213.9	162.4	32%
Provision for Income Taxes	25.2	18.3	-38%			77.4	61.3	-26%
Equity in Net Income (Loss) of Affiliates	.3	(.1)	N/M			.3	(.1)	N/M

Net Income (4)	$47.5	$28.8	65%			$136.8	$101.0	35%

Basic Earnings Per Share of Common Stock	$.68	$.39	74%			$1.93	$1.36	42%

Diluted Earnings Per Share of Common Stock (5)	$.65	$.38	71%			$1.86	$1.32	41%

Weighted Average Number of Shares Outstanding:
Basic	69.9	73.5	5%			70.9	74.1	4%

Diluted	72.7	76.2	5%			73.6	76.4	4%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Quarter Ended			Effects of		Year-to-Date			Effects of
	September 30,		AFX	Foreign	BFX	September 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$247.8	$229.2	8%	0%	8%	$743.7	$685.0	9%	0%	9%
International	85.4	75.2	14%	8%	6%	258.1	218.1	18%	11%	7%

Core Revenue	333.2	304.4	9%	1%	8%	1,001.8	903.1	11%	3%	8%
Divested Businesses (1)	—	27.9	N/M	N/M	N/M	24.7	78.9	-69%	3%	-72%

Total Revenue	$333.2	$332.3	0%	2%	-2%	$1,026.5	$982.0	5%	4%	1%

Operating Income (Loss):
North America	$82.4	$75.3	9%			$242.9	$224.0	9%
International	12.1	10.8	13%			39.4	28.5	38%

Total Divisions	94.5	86.1	10%			282.3	252.5	12%
Corporate and Other (2)	(18.9)	(16.6)	-13%			(58.4)	(50.5)	-16%

Operating Income	75.6	69.5	9%			223.9	202.0	11%

Interest Income	2.1	1.1	95%			6.0	2.7	N/M
Interest Expense	(4.9)	(4.8)	-1%			(14.5)	(14.0)	-4%
Other Income (Expense) — Net (3)	1.5	(3.2)	N/M			2.5	(4.1)	N/M

Non-Operating Income (Expense) — Net	(1.3)	(6.9)	81%			(6.0)	(15.4)	62%

Income before Provision for Income Taxes	74.3	62.6	19%			217.9	186.6	17%
Provision for Income Taxes	27.5	21.2	-30%			81.0	67.1	-21%
Equity in Net Income (Loss) of Affiliates	.3	(.1)	N/M			.3	(0.1)	N/M

Net Income (4)	$47.1	$41.3	14%			$137.2	$119.4	15%

Basic Earnings Per Share of Common Stock	$.67	$.56	20%			$1.94	$1.61	21%

Diluted Earnings Per Share of Common Stock (5)	$.65	$.54	20%			$1.86	$1.56	19%

Weighted Average Number of Shares Outstanding:
Basic	69.9	73.5	5%			70.9	74.1	4%

Diluted	72.7	76.2	5%			73.6	76.4	4%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain pre-tax gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because they are not a component of our ongoing income or expense and may have a disproportional positive or negative impact on the results of our ongoing underlying business operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)	2004 includes revenues from the Company’s operations in Nordic (Sweden, Denmark, Norway and Finland), Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East and 2003 includes revenues from the Company’s operations in Israel, Nordic, Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East.

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Corporate and Other — As Reported (Schedule 1)	$(21.6)	$(32.0)	33%	$(79.3)	$(81.7)	3%
Restructuring Charge	(2.7)	(1.6)	N/M	(20.9)	(17.4)	N/M
High Wycombe, England, Building Sale	—	(13.8)	N/M	—	(13.8)	N/M

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(18.9)	$(16.6)	-13%	$(58.4)	$(50.5)	-16%

(3)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Other Income (Expense) — Net — As Reported (Schedule 1)	$2.3	$(3.2)	N/M	$19.4	$2.9	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	7.9	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	3.8	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	5.6	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	.8	—	N/M	(.4)	—	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	7.0	N/M

Other Income (Expense) — Net — Before Non-Core Gains and Charges (Schedule 2)	$1.5	$(3.2)	N/M	$2.5	$(4.1)	N/M

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
			% Change			% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Net Income — As Reported (Schedule 1)	$47.5	$28.8	65%	$136.8	$101.0	35%
Restructuring Charge	(1.7)	(1.4)	N/M	(13.7)	(11.6)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	9.6	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	1.9	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	2.9	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	2.1	—	N/M	(1.1)	—	N/M
High Wycombe, England, Building Sale	—	(11.1)	N/M		(11.1)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	4.3	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$47.1	$41.3	14%	$137.2	$119.4	15%

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
			% Change			% Change
	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Diluted EPS — As Reported (Schedule 1)	$.65	$.38	71%	$1.86	$1.32	41%
Restructuring Charge	(.02)	(.02)	N/M	(.18)	(.16)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	.13	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	.02	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	—	—	N/M	.04	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	.02	—	N/M	(.01)	—	N/M
High Wycombe, England, Building Sale	—	(.14)	N/M	—	(.14)	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	.06	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$.65	$.54	20%	$1.86	$1.56	19%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended			Effects of		Year-to-Date			Effects of
	September 30,		AFX	Foreign	BFX	September 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$155.8	$149.5	4%	0%	4%	$479.7	$454.2	6%	0%	6%
Sales & Marketing Solutions	71.7	63.7	12%	0%	12%	208.8	191.9	9%	0%	9%
Supply Management Solutions	7.4	7.7	-4%	0%	-4%	19.2	20.0	-4%	0%	-4%
E-Business Solutions	12.9	8.3	54%	0%	54%	36.0	18.9	90%	N/M	90%

Core Revenue	247.8	229.2	8%	0%	8%	743.7	685.0	9%	0%	9%
Divested Businesses	—	—	0%	0%	0%	—	—	0%	0%	0%

Total North America	247.8	229.2	8%	0%	8%	743.7	685.0	9%	0%	9%

International:
Risk Management Solutions	70.7	60.1	18%	8%	10%	213.3	175.9	21%	11%	10%
Sales & Marketing Solutions	13.2	14.0	-5%	8%	-13%	40.4	38.3	5%	10%	-5%
Supply Management Solutions	1.5	1.1	41%	8%	33%	4.4	3.9	14%	10%	4%

Core Revenue	85.4	75.2	14%	8%	6%	258.1	218.1	18%	11%	7%
Divested Businesses	—	27.9	N/M	N/M	N/M	24.7	78.9	-69%	3%	-72%

Total International	85.4	103.1	-17%	6%	-23%	282.8	297.0	-5%	9%	-14%

Total Corporation:
Risk Management Solutions	226.5	209.6	8%	2%	6%	693.0	630.1	10%	3%	7%
Sales & Marketing Solutions	84.9	77.7	9%	1%	8%	249.2	230.2	8%	2%	6%
Supply Management Solutions	8.9	8.8	2%	1%	1%	23.6	23.9	-1%	2%	-3%
E-Business Solutions	12.9	8.3	54%	0%	54%	36.0	18.9	90%	0%	90%

Core Revenue	333.2	304.4	9%	1%	8%	1,001.8	903.1	11%	3%	8%
Divested Businesses	—	27.9	N/M	N/M	N/M	24.7	78.9	-69%	3%	-72%

Total Revenue	$333.2	$332.3	0%	2%	-2%	$1,026.5	$982.0	5%	4%	1%

Operating Costs:
Operating Expenses	$98.4	$117.8	17%			$306.9	$325.7	6%
Selling and Administrative Expenses	148.1	144.2	-3%			461.4	421.6	-9%
Depreciation and Amortization	11.1	14.6	24%			34.3	46.5	26%
Restructuring Expense	2.7	1.6	-74%			20.9	17.4	-20%

Total Operating Costs	$260.3	$278.2	7%			$823.5	$811.2	-2%

Capital Expenditures	$3.2	$1.1	—			$9.1	$7.0	-30%

Additions to Computer Software & Other Intangibles	$6.5	$3.4	-91%			$10.5	$12.8	18%

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
Net Debt Position:
Cash and Cash Equivalents (6)	$193.8	$217.2	$197.4	$239.0	$199.7	$127.4	$149.3
Notes Payable	—	—	—	—	—	—	(.1)
Long-Term Debt	(299.9)	(299.9)	(299.9)	(299.9)	(299.9)	(299.8)	(299.8)

Net Debt	$(106.1)	$(82.7)	$(102.5)	$(60.9)	$(100.2)	$(172.4)	$(150.6)

(6) In addition to Cash and Cash Equiv. we had the following net (investments) redemptions in Marketable Securities	$7.9	$3.0	$(87.7)	$.6	$32.0	$(20.9)	$(7.4)

	Year-To-Date
			% Change
	Sep 30, 2004	Sep 30, 2003	Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$174.3	$156.3	12%
Less:
Capital Expenditures (As Reported)	9.1	7.0	-30%
Additions to Computer Software & Other Intangibles (As Reported)	10.5	12.8	18%

Free Cash Flow	$154.7	$136.5	13%

	Quarter Ended
	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003
Reconciliation of Organic Revenue Growth:
Total Revenue AFX	0%	5%	9%	14%
Less: Favorable Effects of Foreign Exchange	2%	4%	4%	5%

Total Revenue BFX	-2%	1%	5%	9%
Add: Effect of Divested Businesses BFX	10%	6%	4%	2%

Core Revenue BFX	8%	7%	9%	11%
Less: Acquisition Revenue BFX	0%	0%	3%	4%

Organic Revenue BFX	8%	7%	6%	7%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation
Revenue Reconciliation and Detail
Quarter Ended September 30, 2004

	Quarter Ended September 30, 2004 vs. 2003							Year-To-Date Ended September 30, 2004 vs. 2003
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Product Line/Core				AFX	Effects of	BFX	% of Total Product Line/Core
	% Change	Foreign	% Change	2004		2003		% Change	Foreign	% Change	2004		2003
Revenue	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core		Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
North America:
Risk Management Solutions:
Traditional	6%	1%	5%	80%	50%	79%	51%	7%	1%	6%	79%	51%	79%	52%
VAPs	-1%	0%	-1%	20%	13%	21%	14%	2%	0%	2%	21%	13%	21%	14%
Total Risk Management Solutions	4%	0%	4%		63%		65%	6%	0%	6%		64%		66%
Sales & Marketing Solutions:
Traditional	-6%	0%	-6%	48%	14%	58%	16%	-9%	0%	-9%	47%	13%	56%	16%
VAPs	37%	0%	37%	52%	15%	42%	12%	31%	0%	31%	53%	15%	44%	12%
Total Sales & Marketing Solutions	12%	0%	12%		29%		28%	9%	0%	9%		28%		28%
Supply Management Solutions	-4%	0%	-4%		3%		3%	-4%	0%	-4%		3%		3%
E-Business Solutions	54%	0%	54%		5%		4%	90%	0%	90%		5%		3%
Core Revenue	8%	0%	8%					9%	0%	9%
Divested Businesses	0%	0%	0%					0%	0%	0%
Total North America	8%	0%	8%					9%	0%	9%
International:
Risk Management Solutions:
Traditional	18%	7%	11%	91%	75%	91%	72%	21%	11%	10%	92%	76%	92%	74%
VAPs	17%	9%	8%	9%	8%	9%	8%	20%	9%	11%	8%	6%	8%	6%
Total Risk Management Solutions	18%	8%	10%		83%		80%	21%	11%	10%		82%		80%
Sales & Marketing Solutions:
Traditional	-3%	7%	-10%	80%	12%	78%	15%	11%	11%	0%	76%	12%	72%	13%
VAPs	-15%	8%	-23%	20%	3%	22%	4%	-9%	8%	-17%	24%	4%	28%	5%
Total Sales & Marketing Solutions	-5%	8%	-13%		15%		19%	5%	10%	-5%		16%		18%
Supply Management Solutions	41%	8%	33%		2%		1%	14%	10%	4%		2%		2%
Core Revenue	14%	8%	6%					18%	11%	7%
Divested Businesses	N/M	N/M	N/M					-69%	3%	-72%
Total International	-17%	6%	-23%					-5%	9%	-14%
Total Corporation:
Risk Management Solutions:
Traditional	10%	3%	7%	83%	57%	82%	57%	11%	4%	7%	83%	58%	82%	58%
VAPs	2%	2%	0%	17%	11%	18%	12%	4%	1%	3%	17%	11%	18%	12%
Total Risk Management Solutions	8%	2%	6%		68%		69%	10%	3%	7%		69%		70%
Sales & Marketing Solutions:
Traditional	-5%	2%	-7%	53%	13%	61%	15%	-5%	2%	-7%	51%	13%	58%	15%
VAPs	32%	1%	31%	47%	12%	39%	10%	26%	1%	25%	49%	12%	42%	10%
Total Sales & Marketing Solutions	9%	1%	8%		25%		25%	8%	2%	6%		25%		25%
Supply Management Solutions	2%	1%	1%		3%		3%	-1%	2%	-3%		2%		3%
E-Business Solutions	54%	0%	54%		4%		3%	90%	0%	90%		4%		2%
Core Revenue	9%	1%	8%					11%	3%	8%
Divested Businesses	N/M	N/M	N/M					-69%	3%	-72%
Total Corporation	0%	2%	-2%					5%	4%	1%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange